EX-99.906CERT

SECTION 906 CERTIFICATIONS

Sandra Cavanaugh, President, Principal Executive Officer and Chief Executive Officer; and
Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of
Russell Investment Company, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2015 (the
“Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to
Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

President and CEO, Russell Investment
Company; Chairman of the Board, President
and CEO, Russell Financial Services
Company

/s/ Sandra Cavanaugh____________
Sandra Cavanaugh

Date: June 26, 2015

Treasurer and Chief Accounting Officer
and CFO, Russell Investment Company;
Global Head of Fund Services, Russell
Investment Management Company and
Russell Financial Services Company

_/s/ Mark E. Swanson______
Mark E. Swanson

Date: June 26, 2015